Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Investor Relations
Telephone: 712.732.4117

 META FINANCIAL GROUP, INC.® COMPLETES SALE OF WEST CENTRAL IOWA BANK SUBSIDIARY

Storm Lake, Iowa – March 31, 2008 – Meta Financial Group, Inc. (NASDAQ Global Select Market “CASH”), is pleased to report it completed the previously announced sale of its MetaBank West Central subsidiary to Anita Bancorporation (Iowa), which included all three MetaBank West Central locations in Stuart, Casey, and Menlo.  Meta Financial Group (MFG) received approximately $8.3 million in cash.

MFG President and CEO J. Tyler Haahr commented, “The sale of MetaBank West Central is a great transaction for all involved.  It allows both buyer and seller opportunities to expand and focus strategic business efforts.”

MFG now operates 13 bank branches through its MetaBank subsidiary which are located in: Brookings (1) and Sioux Falls (4), South Dakota; and Storm Lake (2) and Des Moines (6), Iowa.  At September 30, 2007, MFG had assets of $686.1 million and shareholders’ equity of $48.1 million.  The company’s stock is traded on the Nasdaq Global Select Market under the symbol “CASH.”

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank and Meta Trust Company®.  MetaBank is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems prepaid debit card division.  Thirteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

The Company and its wholly-owned subsidiaries, MetaBank and Meta Trust Company, may from time to time make written or oral “forward-looking statements,” including statements contained in this release and in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems division; credit quality and adequacy of reserves; technology; and our employees.  The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and savings habits; the success of the Company at managing and collecting assets of borrowers in default and managing risks involved in its litigation; and the results of the Company’s investigation into an alleged defalcation by a former employee and other matters.

The foregoing list of factors is not exclusive.  Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filings with the SEC.  The Company does not undertake, and expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.